UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 3, 2001

E-Com Technologies Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

1281 West Georgia Street, Suite 388, Vancouver, BC, Canada V6E 3J7
(Address of principal executive offices and Zip Code)

(604) 608-6336
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events

On July 3, 2001, the board of directors of E-Com Technologies Corp. (the "Company") appointed Kyle Werier as President of the Company. Mr. Werier was formerly the Vice President of Corporate Development for the Company. Mr. Werier replaces Darcy James Malish. Mr. Malish resigned from his position as President and as a director of the Company by letter dated June 28, 2001, which was received by the Company on July 3, 2001. The board of directors of the Company accepted Mr. Malish's resignation on July 3, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-COM TECHNOLOGIES CORP.

Date: July 6, 2001

/s/ Kyle Werier
Kyle Werier, President